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                                                                  EXHIBIT 5.1(b)



                      [LETTERHEAD OF O'MELVENY & MYERS LLP]





                                January 11, 2001





Nissan Auto Receivables Corporation
Nissan Auto Receivables Corporation II
Nissan Motor Acceptance Corporation
Nissan Auto Receivables Trusts
990 West 190th Street
Torrance, California 90502

               Re:    Nissan Auto Receivables Corporation
                      Nissan Auto Receivables Corporation II
                      Nissan Motor Acceptance Corporation
                      Nissan Auto Receivables Trusts
                      Registration Statement on Form S-3
                      Registration No. 333-51224
                      Registration No. 333-51224-01



Ladies and Gentlemen:

               We have acted as special counsel to Nissan Auto Receivables Corporation("NARC") and Nissan Auto Receivables Corporation II ("NARC II"), a Delaware corporation and wholly owned limited purpose subsidiary of Nissan Motor Acceptance Corporation, a California corporation ("NMAC"), and certain trusts, all of the beneficial ownership of which will initially be owned by NARC or NARC II (together with NARC and NARC II, each an "Issuer"), in connection with the proposed issuance of $8,500,000,000 aggregate principal amount of asset-backed certificates (the "Certificates") to be offered pursuant to a registration statement on Form S-3 (such registration statement, as amended, the "Registration Statement") relating to the Certificates. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder.

               The Certificates for each series will be issued under and pursuant to a pooling and servicing agreement among the applicable Issuer, NMAC and the Trustee (as defined therein) or a trust agreement between the applicable Issuer and the Owner Trustee (as defined therein). The pooling and servicing agreement in the form filed with the Securities and Exchange Commission

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on January 11, 2001, as an exhibit to the Registration Statement, is herein referred to as the "Pooling and Servicing Agreement." The trust agreement in the form filed with the Securities and Exchange Commission on January 11, 2001, as an exhibit to the Registration Statement, is herein referred to as the "Trust Agreement."

               We have examined originals or copies, certified or otherwise identified to our satisfaction of the organizational documents of the Issuers, the Pooling and Servicing Agreement, the Trust Agreement , the forms of Certificates included as exhibits to the Pooling and Servicing Agreement and the Trust Agreement, and such other records, documents and certificates of the Issuers and public officials and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that each of the Pooling and Servicing Agreement and the Trust Agreement, as applicable, as completed for each series will be duly executed and delivered by each of the respective parties thereto; that the Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Pooling and Servicing Agreement and the Trust Agreement, as applicable; and that the Certificates for each series will be sold as described in the Registration Statement.

               Based upon the foregoing, we are of the opinion that:

               The Certificates are in due and proper form and, assuming the due authorization, execution and delivery of the Pooling and Servicing Agreement and the Trust Agreement, as applicable, by the parties thereto, and the due authorization of the Certificates for each series by all necessary action on the part of the applicable Issuer, when the Certificates for each series have been validly executed, authenticated and issued in accordance with the Pooling and Servicing Agreement or the Trust Agreement, as applicable, and delivered against payment therefor, the Certificates for each series will be validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits of the Pooling and Servicing Agreement or the Trust Agreement, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               The opinions expressed above are limited to the federal laws of the United States of America and the laws of the States of California and of New York (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

               We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus and the Prospectus Supplement, without admitting that we are "experts," within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                        Respectfully submitted,


                                        /s/  O'MELVENY & MYERS LLP